                             CERTIFICATE OF INCORPORATION

                                         of

                               EXE TECHNOLOGIES, INC.


          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), certifies as follows:

          1.   NAME.  The name of the corporation is EXE Technologies, Inc..

          2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 9 East Lookerman Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is National Corporate Research.

          3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

          4. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: 65,000,000, consisting of 45,000,000 shares of voting Class A Common Stock, par value of one cent ($.01) per share (the "Class A Shares"), and 5,000,000 shares of non-voting Class B Common Stock, par value of one cent ($.01) per share (the "Class B Shares," and, together with the Class A Shares, the "Common Stock") and 15,000,000 shares of Preferred Stock, par value of one cent ($.01) per share (the "Preferred Stock").

          5. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;
(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

          5.1 Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of

Class A Shares shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Class A Shares being entitled to one vote for each share of Class A Shares standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          5.2 Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          6. NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator are: Michael H. Shaw, 1285 Avenue of the Americas, New York, New York 10019-6064.

          7. ELECTION OF DIRECTORS. Members of the Board of Directors of the Corporation (the "Board") may be elected either by written ballot or by voice vote.

          8. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

          Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          9.   INDEMNIFICATION.

               9.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a
"Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 9.

               9.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

               9.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               9.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               9.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 9, the By-laws or under section 145 of the General Corporation
Law or any other provision of law.

               9.6 The provisions of this Section 9 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 9 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 9 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

               9.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

               9.8 Any director or officer of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

               9.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 9 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          10. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; PROVIDED, HOWEVER, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.




          WITNESS the signature of this Certificate this 28th of July, 1997.


                                     /s/ Michael H. Shaw
                                     ----------------------
                                     Michael H. Shaw
                                     Incorporator

                          CERTIFICATE OF AMENDMENT OF THE

                            CERTIFICATE OF INCORPORATION

                                         OF

                               EXE TECHNOLOGIES, INC.

                     ------------------------------------------

                       Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware

                     ------------------------------------------



          EXE Technologies, Inc., a Delaware corporation (the "CORPORATION"), does hereby certify as follows:

          1. The Certificate of Incorporation of the Corporation (the "CERTIFICATE") is hereby amended by adding the following new provision as
Section 11 thereof:

               "At the time (the "RECORD TIME") which is (i) subsequent to the filing of the Certificate of Amendment of the Certificate of Incorporation of the Corporation, dated as of September 15, 1997, by the Secretary of State of the State of Delaware, and (ii) concurrent with the effective time of the Certificate of Merger effecting the merger of Dallas Systems Corporation, a Texas corporation, with and into the Corporation, every Class A Share and every Class B Share issued and outstanding at the Record Time shall, only at such time, without any action on the part of the holder thereof, be changed into 58.82850497 Class A Shares."

          The Certificate is hereby further amended by adding the following new provisions as Sections 4.1 through 4.4 thereof:

          "4.1 RANK. With respect to payment of dividends and the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Class A Shares and the Class B Shares shall rank PARI PASSU with each other and junior to the Preferred Stock.

          4.2 DIVIDENDS. Subject to the rights of the holders of shares of the Preferred Stock, dividends may be declared and paid to the holders of the

     Common Stock, and any such dividends shall be declared and paid pro rata on a share-by-share basis among all of the Class A Shares and Class B Shares then outstanding.

          4.3 LIQUIDATION. Subject to the rights of the holders of shares of the Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled to receive as a group all assets of the Corporation remaining to be distributed, and such funds shall be paid pro rata on a share-by-share basis among all of the Class A Shares and the Class B Shares then outstanding.

          4.4 VOTING RIGHTS. Except as expressly provided by law and subject to the rights of the holders of shares of the Preferred Stock, (a) all voting rights shall be vested in the holders of the Class A Shares and
     (b) the holders of the Class B Shares shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation. At each meeting of stockholders of the Corporation, each holder of Class A Shares shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided by law.

          4.5  AUTOMATIC CONVERSION.

               (i) CLASS A SHARES. The Class A Shares shall not be convertible.

               (ii) CLASS B SHARES.

                    (a) Each outstanding Class B Share shall be deemed automatically converted into one fully paid and non-assessable Class A Share (as such Class A Share shall then be constituted) upon the earlier of: (I) immediately prior to the closing of a firm commitment underwritten initial public offering of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended;
     (II) immediately prior to (x) the merger or consolidation of the Corporation with one or more other persons or (y) the merger or consolidation of one or more persons into or with the Corporation, if, in the case of (x) or (y), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving person; and (III) the sale, conveyance, exchange or transfer to another person of (x) the voting capital stock of the Corporation if after such sale, conveyance, exchange or transfer the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation, or (y) all or substantially all of the assets of the Corporation. Any such event as described above is herein referred to as a "CLASS B CONVERSION EVENT." On or after a Class B Conversion Event, and in any event within ten (10) days after receipt of notice, sent by telecopier, personal delivery or certified mail, return receipt requested, from the Corporation of the occurrence of the Class B Conversion Event, each holder of record of Class B Shares shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of Class A Shares into which such Class B Shares are converted. On the date of the occurrence of a Class B Conversion Event, each holder of record of Class B Shares shall be deemed to be the holder of record of the Class A Shares issuable upon such conversion, and at such time the rights of the holder as holder of the converted Class B Shares shall cease and no Class B Shares shall be considered outstanding, without any further action by the holders of such shares and whether or not the certificates representing such Class B Shares are then or subsequently surrendered to the Corporation or its transfer agent.

                    (b) The Corporation will at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon the conversion of Class B Shares, the maximum number of Class A Shares as could be issuable upon the conversion of all then outstanding Class B Shares. All Class A Shares which are issuable upon conversation of Class B Shares in accordance with this Certificate of Incorporation will, when so issued, be duly authorized, validly issued, fully paid and nonassessable. The Corporation will take all action that may be necessary to assure that all Class A Shares issuable upon such conversion may be so issued without violation of any law, regulation or agreement applicable to the Corporation.

                    (c) The issuance of certificates representing Class A Shares upon conversion of Class B Shares as hereinabove set forth shall be made without charge for any expense or issuance tax in respect thereof, provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of shares converted.

                    (d) No fractional Class A Shares issued upon the conversion of Class B Shares. Instead of any fractional Class A Shares which would otherwise be issuable upon conversion of Class B Shares, the Corporation shall pay to the holder of the Class B Shares which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Class A Shares (as determined in a reasonable manner prescribed by the Board of Directors) immediately prior to the close of business on the date of conversion.

          4.6 STOCK SPLITS, SUBDIVISIONS AND COMBINATIONS. In case the Corporation shall at any time subdivide its outstanding Class A Shares into a greater number of shares, the number of Class B Shares outstanding immediately prior to such subdivision shall be proportionately increased, and in case at any time the outstanding Class A Shares of the Corporation shall be combined into a smaller number of shares, the number of Class B Shares outstanding immediately prior to such combination shall be proportionately reduced.

          4.7 OTHER RIGHTS. The Class A Shares and the Class B Shares shall be PARI PASSU with respect to all other rights, designations, qualifications or restrictions under applicable law and not specifically modified by the provisions described above or by the provisions contained in the By-laws of the Corporation."

          2. The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") proposing that this Certificate of Amendment of the Certificate be approved and declaring the adoption of this Certificate of Amendment of the Certificate to be advisable, and the stockholders of the Corporation duly approved this Certificate of Amendment of the Certificate in accordance with Sections 228 and 242 of the DGCL.

          IN WITNESS WHEREOF, Lyle A. Baack has caused this Certificate of Amendment to be duly executed in its corporate name this 15 day of September, 1997.


                         EXE TECHNOLOGIES, INC.


                         By:/s/ Lyle A. Baack
                            ---------------------------------
                            Name:  Lyle A. Baack
                            Title: President and Secretary

                               EXE TECHNOLOGIES, INC.

                      CERTIFICATE OF THE POWERS, DESIGNATIONS,

                           PREFERENCES AND RIGHTS OF THE

                SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK,

                              PAR VALUE $.01 PER SHARE

               Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware


          The following resolution was duly adopted by the Board of Directors of EXE Technologies, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on July 31, 1997, by the unanimous written consent of the Board of
Directors:

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

          NOW, THEREFORE, BE IT RESOLVED:

          1. DESIGNATION AND NUMBER OF SHARES. There shall be hereby established a series of Preferred Stock designated as "Series A Convertible Participating Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 7,000,000.

          2.   RANK.

               (a) The Series A Preferred Stock shall, with respect to distributions of assets and rights upon the liquidation, dissolution or winding up of the Corporation (a "Liquidation"), rank senior to (i) all classes of common stock of the Corporation (including, without limitation, the Class A Common Stock, par value $.01 per share, of the Corporation) (the "Common Stock") and (ii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series A Preferred Stock (the "Junior Stock").

               (b) The Series A Preferred Stock shall, with respect to payment of the Participation Amount (as hereinafter defined) upon the occurrence of a Sale, a Merger or the Initial Public Offering (each a "Trigger Event"), rank senior to each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series A Preferred Stock with respect to the Participation Amount.

          3. DIVIDENDS. Beginning on the date of issuance of the Series A Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then the holders of each share of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

          4.   LIQUIDATION PREFERENCE; PARTICIPATION AMOUNT.

               (a) In the event of any voluntary or involuntary Liquidation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount in cash (the following (i) and (ii) together, the "Liquidation Amount") equal to (i) $2.217609 per share (subject to adjustment under conditions, with respect to the Series A Preferred Stock, analogous to those provided in paragraph 7(d) with respect to the Common Stock) (the "Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for the Liquidation. Except as provided in the preceding sentence, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of any Liquidation. If the assets of the Corporation are not sufficient to pay in full the foregoing Liquidation Amount to the holders of outstanding shares of the Series

A Preferred Stock, then the holders of all shares of Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

               (b) Subject to the terms of paragraph 4(c) below, upon the occurrence of a Trigger Event (other than the Neptune Merger, as hereinafter defined), in addition to the Pro Rata Share (as hereinafter defined) which the holders of Series A Preferred Stock are entitled to receive pursuant to paragraph 4(e) below, the holders of Series A Preferred Stock then outstanding shall be entitled to receive as a class, out of the assets of the Corporation available for distribution to its stockholders (in the case of a Sale or Merger) or out of the net proceeds to the Corporation in the case of an Initial Public Offering (the "Available Assets"), a distribution by the Corporation in an amount specified in paragraph 4(c), which amount shall be determined based upon the amount of the Trigger Value (as hereinafter defined) with respect to such Trigger Event (the "Participation Amount"), before any payment shall be made or any assets distributed to holders of any shares of each other class or series of Capital Stock of the Corporation. The Participation Amount will be paid pro rata among all holders of Series A Preferred Stock of record on the date of the Trigger Event.

               (c) The Participation Amount payable upon the occurrence of a Trigger Event shall be determined as follows:

                    (i) if the amount of the Trigger Value with respect to a Trigger Event shall be less than or equal to four (4) times the amount of the Liquidation Preference (in effect at the time that such Trigger Value is determined), then the Participation Amount shall be equal to $15,000,000;

                    (ii) if the amount of the Trigger Value with respect to a Trigger Event shall be greater than four (4) times, and less than five (5) times, the amount of the Liquidation Preference (in effect at the time that such Trigger Value is determined), then the Participation Amount shall be equal to the result (rounded to the nearest dollar) obtained through application of the following mathematical formula: (x) $15,000,000 multiplied by (y) the excess of 5 MINUS (TV/LP), where "TV" means the Trigger Value with respect to such Trigger Event and "LP" means the Liquidation Preference (in effect at the time that such Trigger Value is determined); or

                    (iii) if the amount of the Trigger Value with respect to a Trigger Event shall be greater than or equal to five (5) times the amount of the Liquidation Preference (in effect at the time that such Trigger Value is determined), then there shall be no Participation Amount payable to the holders of Series A Preferred Stock.

For purposes of this paragraph 4, the "Trigger Value" shall mean: (x) with respect to a Trigger Event which is a Sale or Merger, the Per Share Value (as hereinafter defined) of one (1) share of Series A Preferred Stock with respect to such Sale or Merger; (y) with respect to a Trigger Event which is an Initial Public Offering, the IPO Effectiveness Date of which occurs on or before June 30, 2000, the Trigger Market Price (as hereinafter defined) of one (1) share of Common Stock with respect to such Initial Public Offering; and (z) with respect to a Trigger Event which is an Initial Public Offering, the IPO Effectiveness Date of which occurs after June 30, 2000, the mid-point of the anticipated price range per share of the shares of Common Stock to be offered in such Initial Public Offering based on the information provided in the registration statement to calculate the Commission filing fee. In addition, for purposes of this paragraph 4(c), the "Per Share Value" of one share of Series A Preferred Stock, with respect to a Sale or Merger, shall mean the value of the consideration payable for such one share of Series A Preferred Stock in such Sale or Merger, calculating the value of any securities included in such consideration in accordance with paragraphs 4(d)(i) and 4(d)(ii) below and of any other consideration included in such consideration in accordance with paragraph 4(d) below.

               (d) The Participation Amount shall be payable: (i) with respect to a Sale or Merger, immediately upon the closing of such Sale or Merger, as the case may be; and (ii) with respect to an Initial Public Offering, on the Payment Date. The Participation Amount shall be payable in cash, or at the option of the Corporation with the consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding, in securities of the Corporation or the surviving Person (in the event of a Sale or Merger), or in other consideration (in the form received by the holders of Common Stock in the event of a Sale or Merger). Any such other consideration (in the event of a Sale or Merger) otherwise to be delivered to the holders of Series A Preferred Stock pursuant to this paragraph 4(d) shall be valued to reflect the appropriate fair market value thereof, as determined by the Board of Directors and consented to by the holders of a majority of the shares of Series A Preferred Stock then outstanding, which consent shall not be unreasonably withheld. Any securities of the surviving Person (in the event of a Sale or Merger) otherwise to be delivered to the holders of Series A Preferred Stock pursuant to this paragraph 4(d) shall be valued as follows:

                    (i) With respect to securities that do not constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of the securities as of three (3) days prior to the date of distribution of the Participation Amount.

                    (ii) The method of valuation of securities acquired for investment in a non-public transaction or otherwise restricted in their marketability that are of the same class or series as securities that are publicly traded shall be to make an appropriate discount from the market value determined as set forth above in clause (i) to reflect the appropriate fair market value thereof, as reasonably determined by the Board of Directors and consented to by the holders of a majority of the shares of Series A Preferred Stock, which consent shall not be unreasonably withheld, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction.

               (e) In addition to the Participation Amount to which such holders are entitled under paragraph 4(b), the holders of Series A Preferred Stock shall also receive the following (the "Pro Rata Share"):

                    (i) In the event of a Sale, each share of Series A Preferred Stock shall be converted into the kind and amount of securities, assets or cash receivable upon such Sale by a holder of the number of shares of Common Stock into which such one (1) share of Series A Preferred Stock could have been converted (subject to adjustment) immediately prior to such Sale.

                    (ii) In the event of a Merger (whether or not the stockholders of the Corporation prior to such Merger retain at least a majority of the voting power of the surviving Person) other than the Neptune Merger, each share of Series A Preferred Stock shall be converted into the kind and amount of securities of the surviving Person or other consideration receivable upon such Merger by a holder of the number of shares of Common Stock into which such one
(1) share of Series A Preferred Stock could have been converted (subject to adjustment) immediately prior to such Merger.

                    (iii) In the event of the Initial Public Offering, each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock into which such one (1) share of Series A Preferred Stock could have been converted (subject to adjustment) immediately prior to such Initial Public Offering.

                    (iv) On and after a Trigger Event (other than the Neptune Merger), all rights in respect of the shares of Series A Preferred Stock to be converted shall cease and terminate, but the holder(s) thereof shall have the right to receive (x) the Pro Rata Share and (y) the Participation Amount, as provided in this paragraph 4, and such shares of Series A Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Series A Preferred Stock have been received by the Corporation; PROVIDED that if the Corporation defaults in any payment of the Participation Amount with respect to any shares of Series A Preferred Stock, then the rights of the holder(s) thereof with respect to such shares of Series A Preferred Stock shall continue until the Corporation cures such default.

               (f) Written notice of a Liquidation, or a Trigger Event, stating a payment date, the Liquidation Amount, or the Participation Amount and the Pro Rata Share, as the case may be, and the place where such amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than one (1) day prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          5. REDEMPTION. The shares of Series A Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

          6.   VOTING RIGHTS.

               (a) The holders of Series A Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph (b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

               (b) So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          7.   CONVERSION.

               (a) Any holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 7, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of
(i) the Liquidation Preference divided by (ii) the conversion price of $2.217609 per share, subject to adjustment as provided in paragraph 7(d) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business, accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 7(j). All shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series A Preferred
Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series A Preferred Stock for conversion pursuant to paragraph 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series A Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 7. Subject to the following provisions of this paragraph and of paragraph 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series A Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series A Preferred Stock are converted, all dividends declared and unpaid on the shares of Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

               (d) The Conversion Price shall be subject to adjustment as follows:

                    (i) In the event that the Corporation shall at any time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in paragraph 3) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                    (ii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series A Preferred Stock in the manner provided in paragraph 3, and dividends payable in shares of Common Stock for which adjustment is made under paragraph 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to paragraph 7(d)(i)), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price (as hereinafter defined) of one share of Common Stock on the record date referred to below less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be such Current Market Price of one share of Common Stock (but such denominator shall not be less than one); PROVIDED, HOWEVER, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series A Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                   (iii) In the case the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of paragraph 7(d)(i) or paragraph 7(d)(ii), inclusive, or paragraph 7(g) (but not including any action described in any such paragraph) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock).

                    (iv) Notwithstanding anything herein to the contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant hereto.

                     (v) Notwithstanding anything herein to the contrary, no adjustment under this paragraph 7(d) shall be made upon the grant of options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors to the extent that all of the options issued to employees, consultants or directors pursuant to such benefit plans represent 10% or less of the total number of shares of Common Stock outstanding on an as converted basis.

               (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

               (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series A Preferred Stock at least ten (10) Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

               (g) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), the Corporation shall execute and deliver to each holder of Series A Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification a certificate that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such reorganization or reclassification by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such reorganization or reclassification, and provision shall be made therefor in any agreement relating to such reorganization or reclassification. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

               (h)  In case at any time or from time to time:

                    (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

                    (x) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                    (y) there shall be any reorganization or reclassification of the Common Stock, or any Merger (other than the Neptune Merger), or any Sale, or any Initial Public Offering; or

                    (z) there shall occur any voluntary or involuntary Liquidation;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, reorganization, Merger, Sale, Initial Public Offering or Liquidation is expected to become effective, PROVIDED that in the case of any Merger, Sale or any event to which paragraph 7(g) applies, the Corporation shall give at least thirty (30) days prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, reorganization, Merger, Sale or Liquidation.

               (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

               (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

          8. CERTAIN REMEDIES. Any registered holder of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

          9. REISSUANCE OF SERIES A PREFERRED STOCK. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series A Preferred Stock).

          10. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          11. DEFINITIONS. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

          "Available Assets" shall have the meaning ascribed to it in paragraph 4(b) hereof.

          "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" shall have the meaning ascribed to it in paragraph 2(a) hereof.

          "Conversion Price" shall have the meaning ascribed to it in paragraph 7(a) hereof.

          "Corporation" shall have the meaning ascribed to it in the first paragraph of this Resolution.

          "Current Market Price" per share shall mean, as of the date of determination, (a) the average daily Market Price of the Common Stock for those days during the period of thirty (30) Trading Days, ending on such date, and
(b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, then the Market Price on such date.

          "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

          "Initial Public Offering" shall mean a firm commitment underwritten initial public offering of the Corporation pursuant to an effective registration statement under the Securities Act.

          "IPO Effectiveness Date" means the date upon which the Corporation commences its Initial Public Offering.

          "Junior Stock" shall have the meaning ascribed to it in paragraph 2(a) hereof.

          "Liquidation" shall have the meaning ascribed to it in paragraph 2(a) hereof.

          "Liquidation Amount" shall have the meaning ascribed to it in paragraph 4(a) hereof.

          "Liquidation Preference" shall have the meaning ascribed to it in paragraph 4(a) hereof.

          "Market Price" shall mean, per share of Common Stock, as of the date of determination, (a) the closing price per share of Common Stock on such date published in THE WALL STREET JOURNAL or, if no such closing price on such date is published in THE WALL STREET JOURNAL, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the common stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a),
(b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series A Preferred Stock, or, if no such appraiser is so chosen more than ten (10) Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series A Preferred Stock, then by an appraiser chosen by the Corporation and reasonably satisfactory to a majority of the holders of Series A Preferred Stock. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

          "Merger" shall mean (x) the merger or consolidation of the Corporation with one or more other Persons or (y) the merger or consolidation of one or more Persons into or with the Corporation, if, in the case of (x) or (y), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person.

          "Neptune Merger" means the merger of Neptune Systems, Inc., a Pennsylvania corporation, with and into the Corporation, with the Corporation being the surviving corporation in such merger, pursuant to a certain Agreement and Plan of Merger.

          "Participation Amount" shall have the meaning ascribed to it in paragraph 4(b) hereof.

          "Payment Date" (a) with respect to an Initial Public Offering, the IPO Effectiveness Date of which occurs sixty (60) or more Unrestricted Trading Days prior to June 30, 2000, means June 30, 2000, (b) with respect to an Initial Public Offering, the IPO Effectiveness Date of which occurs within sixty (60) Unrestricted Trading Days prior to, or on, June 30, 2000, means the Business Day immediately following the last day of the first period of sixty (60) consecutive Unrestricted Trading Days beginning on any date after such IPO Effectiveness Date, and (c) with respect to an Initial Public Offering, the IPO Effectiveness Date of which occurs after June 30, 2000, means the Business Day immediately following the day in which the Corporation receives the net proceeds of such Initial Public Offering.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Per Share Value" shall have the meaning ascribed to it in paragraph 4(c) hereof.

          "Pro Rata Share" shall have the meaning ascribed to it in paragraph 4(e) hereof.

          "Sale" shall mean the sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Corporation if after such sale, conveyance, exchange or transfer the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation, or (ii) all or substantially all of the assets of the Corporation.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Series A Preferred Stock" shall have the meaning ascribed to it in paragraph 1 hereof.

          "Trading Day" means a day on which the national securities exchanges are open for trading.

          "Trigger Event" shall have the meaning ascribed to it in paragraph 2(b) hereof.

          "Trigger Market Price" per share means, (a) with respect to an Initial Public Offering, the IPO Effectiveness Date of which occurs sixty (60) or more Unrestricted Trading Days prior to June 30, 2000, the highest average daily Market Price of the Common Stock during any periods of sixty (60) consecutive Unrestricted Trading Days beginning on any date after such IPO Effectiveness Date and ending not later than June 30, 2000, and (b) with respect to an Initial Public Offering, the IPO Effectiveness Date of which occurs within sixty (60) Unrestricted Trading Days of June 30, 2000, the average daily Market Price of the Common Stock during the first period of sixty (60) consecutive Unrestricted Trading Days beginning on any date after such IPO Effectiveness Date.

          "Trigger Value" shall have the meaning ascribed to it in paragraph 4(c) hereof.

          "Unrestricted Trading Day" means a day on which (i) the national securities exchanges are open for trading and (ii) no restriction by the Corporation or the Commission (including, without limitation, pursuant to the rules and regulations promulgated thereby) exists which prevents any holder of shares of Series A Preferred Stock from effecting any public sale or distribution of Common Stock pursuant to Rule 144 under the Securities Act (other than applicable volume restrictions under such Rule 144).

          IN WITNESS WHEREOF, EXE Technologies, Inc. has caused this certificate to be duly executed by its President this 15 day of September, 1997.


                                       EXE TECHNOLOGIES, INC.



                                       By: /s/ Lyle A. Baack
                                           ------------------------------------
                                          Name: Lyle A. Baack
                                          Title:  President

                               EXE TECHNOLOGIES, INC.

                      CERTIFICATE OF THE POWERS, DESIGNATIONS,

                           PREFERENCES AND RIGHTS OF THE

                       SERIES B CONVERTIBLE PREFERRED STOCK,

                              PAR VALUE $.01 PER SHARE

               Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware


          The following resolution was duly adopted by the Board of Directors of EXE Technologies, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on July 31, 1997, by the unanimous written consent of the Board of
Directors:

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

          NOW, THEREFORE, BE IT RESOLVED:

          1. DESIGNATION AND NUMBER OF SHARES. There shall be hereby established a series of Preferred Stock designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The authorized number of shares of Series B Preferred Stock shall be 5,000,000.

          2. RANK. The Series B Preferred Stock shall, with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank PARI PASSU with the Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation (the "Series A Preferred Stock"), and senior to (a) all classes of common stock of the Corporation (including, without limitation, the Class A Common Stock, par value $.01 per share, of the Corporation) (the "Common Stock") and (b) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series B Preferred Stock (the "Junior Stock").

          3. DIVIDENDS. Beginning on the date of issuance of the Series B Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then the holders of each share of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series B Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series B Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

          4.   LIQUIDATION PREFERENCE.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid for each share of Series B Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount in cash (the following (i) and (ii) together, the "Liquidation Amount") equal to (i) $2.1865 per share (subject to adjustment under conditions, with respect to the Series B Preferred Stock, analogous to those provided in paragraph 7(d) with respect to the Common Stock) (the "Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. Except as provided in the preceding sentence, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the foregoing Liquidation Amount to the holders of outstanding shares of the Series B Preferred Stock, then the holders of all shares of Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock are entitled were paid in full.

               (b) After the holders of all shares of Series A Preferred Stock and Series B Preferred Stock shall have been paid in full the amounts to which they are entitled under the Certificate of Incorporation of the Corporation, as amended, the remaining net assets of the Corporation shall be distributed to the holders of Junior Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the Liquidation Amount and the place where such Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          5. REDEMPTION. The shares of Series B Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

          6.   VOTING RIGHTS; ELECTION OF DIRECTOR.

               (a) The holders of Series B Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (b) and (c) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

               (b) So long as the Series B Preferred Stock is outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series B Preferred Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

               (c) If GAP LP, GAP Coinvestment (each as hereinafter defined) and/or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof own in the aggregate (i) at least a majority of the outstanding shares of Series B Preferred Stock and (ii) shares of Common Stock and/or Series A Preferred Stock, Series B Preferred Stock or other securities of the Corporation convertible into or exchangeable for shares of voting capital stock of the Corporation that represent (after giving effect to any adjustments) at least 5% of the total number of shares of Common Stock outstanding on an as converted basis, then the holders of the Series B Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation, which directorship shall be apportioned among the classes of directors, if any, by the Board of Directors. The Series B Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the other directors of the Corporation; PROVIDED, HOWEVER, that if the conditions set forth in the first sentence of this paragraph 6(c) necessary for the holders of the Series B Preferred Stock to vote as a separate series for the election of one director are not satisfied, the Series B Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of the director to be elected solely by the holders of the Series B Preferred Stock.
A vacancy in the directorship elected by the holders of the Series B
Preferred Stock pursuant to this Section 6(c) shall be filled only by vote or written consent of the holders of the Series B Preferred Stock.

          7.   CONVERSION.

               (a) Any holder of Series B Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 7, any or all of such holder's shares of Series B Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of
(i) the Liquidation Preference divided by (ii) the conversion price of $2.1865 per share, subject to adjustment as provided in paragraph 7(d) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series B Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series B Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 7(j). All shares of Series B Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series B Preferred Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series B Preferred Stock for conversion pursuant to paragraph 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series B Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series B Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 7. Subject to the following provisions of this paragraph and of paragraph 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series B Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series B Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series B Preferred Stock are converted, all dividends declared and unpaid on the shares of Series B Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

               (d) The Conversion Price shall be subject to adjustment as follows:

                    (i) In the event that the Corporation shall at any time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series B Preferred Stock in the manner provided in paragraph 3) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series B Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                    (ii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series B Preferred Stock in the manner provided in paragraph 3, and dividends payable in shares of Common Stock for which adjustment is made under paragraph 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to paragraph 7(d)(i)), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price (as hereinafter defined) of one share of Common Stock on the record date referred to below less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be such Current Market Price of one share of Common Stock (but such denominator shall not be less than one); PROVIDED, HOWEVER, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series B Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series B Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                    (iii) In the case the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of paragraph 7(d)(i) or paragraph 7(d)(ii), inclusive, or paragraph 7(g) (but not including any action described in any such paragraph) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series B Preferred Stock).

                    (iv) Notwithstanding anything herein to the contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series B Preferred Stock pursuant hereto.

                    (v) Notwithstanding anything herein to the contrary, no adjustment under this paragraph 7(d) shall be made upon the grant of options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors to the extent that all of the options issued to employees, consultants or directors pursuant to such benefit plans represent 10% or less of the total number of shares of Common Stock outstanding on an as converted basis.

               (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

               (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series B Preferred Stock at least ten (10) Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

               (g) In case of (i) any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (ii) any Merger or (iii) any Sale (any of the foregoing
(i), (ii) or (iii), a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series B Preferred Stock at least fifteen (15) Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share of Series B Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series B Preferred Stock upon conversion of the shares of Series B Preferred Stock as provided above. The provisions of this paragraph 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

               (h)  In case at any time or from time to time:

                    (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

                    (x) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                    (y) there shall be any reorganization or reclassification of the Common Stock, or any Merger, or any Sale, or any Initial Public Offering (which is provided for in paragraph 8 hereof); or

                    (z) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series B Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, reorganization, Merger, Sale, Initial Public Offering, liquidation, dissolution or winding up is expected to become effective, PROVIDED that in the case of any Transaction to which paragraph 7(g) applies, the Corporation shall give at least thirty (30) days prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, reorganization, Merger, Sale, liquidation, dissolution or winding up.

               (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock.

               (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting holder of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series B Preferred Stock converted; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

          8. INITIAL PUBLIC OFFERING. In the event of an Initial Public Offering, at the election of the holders of a majority of the shares of Series B Preferred Stock then outstanding, each share of Series B Preferred Stock shall be converted into the number of shares of Common Stock into which such one (1) share of Series B Preferred Stock could have been converted (subject to adjustment) immediately prior to such Initial Public Offering.

          9. CERTAIN REMEDIES. Any registered holder of Series B Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

          10. REISSUANCE OF SERIES B PREFERRED STOCK. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series B Preferred Stock).

          11. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          12. DEFINITIONS. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

          "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Conversion Price" shall have the meaning ascribed to it in paragraph 7(a) hereof.

          "Corporation" shall have the meaning ascribed to it in the first paragraph of this Resolution.

          "Current Market Price" per share shall mean, as of the date of determination, (a) the average daily Market Price of the Common Stock for those days during the period of thirty (30) Trading Days, ending on such date, and
(b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, then the Market Price on such date.

          "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

          "GAP Coinvestment" means GAP Coinvestment Partners, L.P., a New York limited partnership.

          "GAP LP" means General Atlantic Partners 41, L.P., a Delaware limited partnership.

          "Initial Public Offering" shall mean a firm commitment underwritten initial public offering of the Corporation pursuant to an effective registration statement under the Securities Act.

          "Junior Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Liquidation Amount" shall have the meaning ascribed to it in paragraph 4(a) hereof.

          "Liquidation Preference" shall have the meaning ascribed to it in paragraph 4(a) hereof.

          "Market Price" shall mean, per share of Common Stock, as of the date of determination, (a) the closing price per share of Common Stock on such date published in THE WALL STREET JOURNAL or, if no such closing price on such date is published in THE WALL STREET JOURNAL, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the common stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a),
(b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series B Preferred Stock, or, if no such appraiser is so chosen more than ten (10) Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series B Preferred Stock, then by an appraiser chosen by the Corporation and reasonably satisfactory to a majority of the holders of Series B Preferred Stock. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

          "Merger" shall mean (x) the merger or consolidation of the Corporation with one or more other Persons or (y) the merger or consolidation of one or more Persons into or with the Corporation.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Sale" shall mean the sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Corporation if after such sale, conveyance, exchange or transfer the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation, or (ii) all or substantially all of the assets of the Corporation.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Series A Preferred Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Series B Preferred Stock" shall have the meaning ascribed to it in paragraph 1 hereof.

          "Trading Day" means a day on which the national securities exchanges are open for trading.

          "Transaction" shall have the meaning ascribed to it in paragraph 7(g) hereof.

          IN WITNESS WHEREOF, EXE Technologies, Inc. has caused this certificate to be duly executed by its President this 15 day of September, 1997.


                                       EXE TECHNOLOGIES, INC.



                                       By: /s/ Lyle A. Baack
                                           ----------------------------------
                                           Name: Lyle A. Baack
                                           Title:  President

                                EXE TECHNOLOGIES, INC.

                       CERTIFICATE OF THE POWERS, DESIGNATIONS,

                            PREFERENCES AND RIGHTS OF THE

                        SERIES C CONVERTIBLE PREFERRED STOCK,

                               PAR VALUE $.01 PER SHARE

                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware


          The following resolution was duly adopted by the Board of Directors of EXE Technologies, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on July 8, 1998, at a meeting of the Board of Directors:

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

          Unless otherwise defined in this Certificate of Designations, capitalized terms used in this Certificate of Designations shall have the respective meanings ascribed to them in paragraph 12.

          NOW, THEREFORE, BE IT RESOLVED:

          1. DESIGNATION AND NUMBER OF SHARES. There shall be hereby established a series of Preferred Stock designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The authorized number of shares of Series C Preferred Stock shall be 2,000,000.

          2. RANK. The Series C Preferred Stock shall, with respect to distributions of assets and rights upon the liquidation, dissolution or winding up of the Corporation (a "Liquidation"), rank (a) PARI PASSU with each of the Series A Preferred Stock and the Series B Preferred Stock and (b) senior to (i) all classes of the Common Stock and (ii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series C Preferred Stock (the "Junior Stock").

          3. DIVIDENDS. Beginning on the date of issuance of the Series C Preferred Stock, if the Board of Directors shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock, then the holders of each share of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series C Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series C Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

          4.   LIQUIDATION PREFERENCE.

               (a) In the event of any voluntary or involuntary Liquidation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid for each share of Series C Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount in cash (the following (i) and (ii) together, the "Liquidation Amount") equal to (i) $5.00 per share (subject to adjustment under conditions, with respect to the Series C Preferred Stock, analogous to those provided in paragraph 8(d) with respect to the Class A Common Stock) (the "Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for the Liquidation. Except as provided in the preceding sentence, holders of Series C Preferred Stock shall not be entitled to any distribution in the event of any Liquidation. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred

Stock the full amount as to which each of them shall be entitled by reason of such Liquidation, then the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall share ratably in such distribution of assets in accordance with the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Class A Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share. If the assets of the Corporation are not sufficient to pay in full the foregoing Liquidation Amount to the holders of outstanding shares of the Series C Preferred Stock, then the holders of all shares of Series C Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock are entitled were paid in full.

               (b) After holders of all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have been paid in full the amounts to which they are entitled under the Corporation's Certificate of Incorporation, as amended, the remaining net assets of the Corporation shall be distributed to the holders of Junior Stock.

               (c) Written notice of a Liquidation, stating a payment date and the Liquidation Amount, as the case may be, and the place where such amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than one (1) day prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          5.   TRIGGER EVENTS.

               (a) Upon the occurrence of a Sale, a Merger, or an Initial Public Offering in which the per share price equals or exceeds the Conversion Price (each, a "Trigger Event"), the holders of Series C Preferred Stock shall receive the following (the "Pro Rata Share"):

                    (i) In the event of a Sale in which the per share consideration equals or exceeds the Conversion Price, each share of Series C Preferred Stock shall be converted into the kind and amount of securities, assets or cash receivable upon such Sale by a holder of the number of shares of Common Stock into which such one (1) share of Series C Preferred Stock could have been converted (subject to adjustment) immediately prior to such Sale.

                    (ii) In the event of a Merger in which the per share consideration equals or exceeds the Conversion Price (whether or not the stockholders of the Corporation prior to such Merger retain at least a majority of the voting power of the surviving Person), each share of Series C Preferred Stock shall be converted into the kind and amount of securities of the surviving Person or other consideration receivable upon such Merger by a holder of the number of shares of Common Stock into which such one (1) share of Series C Preferred Stock could have been converted (subject to adjustment) immediately prior to such Merger.

                    (iii) In the event of the Initial Public Offering in which the per share price equals or exceeds the Conversion Price, each share of Series C Preferred Stock shall be converted, effective immediately prior to the Initial Public Offering, into the number of shares of Class A Common Stock into which such one (1) share of Series C Preferred Stock could have been converted at such time.

               (b) On and after a Trigger Event, all rights in respect of the shares of Series C Preferred Stock to be converted shall cease and terminate, but the holder(s) thereof shall have the right to receive the Pro Rata Share, as provided in this paragraph 5, and such shares of Series C Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Series C Preferred Stock have been received by the Corporation.

               (c) Written notice of a Trigger Event, stating a payment date and the Pro Rata Share and the place where such amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than one (1) day prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          6. REDEMPTION. The shares of Series C Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

          7.   VOTING RIGHTS.

               (a) The holders of Series C Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph 7(b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

               (b) So long as the Series C Preferred Stock is outstanding, each share of Series C Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series C Preferred Stock into shares of Class A Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          8.   CONVERSION.

               (a) Any holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 8, any or all of such holder's shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock as is equal to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the conversion price of $5.00 per share, subject to adjustment as provided in paragraph 8(d) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series C Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business, accompanied by written notice that the holder elects to convert such shares of Series C Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Class A Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 8(j). All shares of Series C Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series C Preferred Stock for conversion pursuant to paragraph 8(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series C Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Class A Common Stock into which such shares of Series C Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 8. Subject to the following provisions of this paragraph and of paragraph 8(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series C Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon such conversion as the record holder or holders of such shares of Class A Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series C Preferred Stock are converted, all dividends declared and unpaid on the shares of Series C Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Class A Common Stock issued upon such conversion.

               (d) The Conversion Price shall be subject to adjustment as follows:

                    (i) In the event that the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series C Preferred Stock in the manner provided in paragraph 3) on the outstanding shares of Capital Stock in Class A Common Stock, (B) subdivide the outstanding shares of Class A Common Stock into a larger number of shares, (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue any shares of its Class A Common in a reclassification of the Corporation's Capital Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 8(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Capital Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                    (ii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Class A Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series C Preferred Stock in the manner provided in paragraph 3, and dividends payable in shares of Class A Common Stock for which adjustment is made under paragraph 8(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to paragraph 8(d)(i)), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of one share of Class A Common Stock on the record date referred to below less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock and (y) the denominator of which shall be such Current Market Price of one share of Class A Common Stock (but such denominator shall not be less than one); PROVIDED, HOWEVER, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series C Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series C Preferred Stock into Class A Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                    (iii) In case the Corporation, at any time or from time to time, shall take any action affecting its Class A Common Stock similar to or having an effect similar to any of the actions described in any of paragraph 8(d)(i) or paragraph 8(d)(ii), inclusive, or paragraph 8(g) (but not including any action described in any such paragraph) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series C Preferred Stock).

                    (iv) Notwithstanding anything herein to the contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series C Preferred Stock pursuant hereto.

               (e) If the Corporation shall take a record of the holders of its Capital Stock for the purpose of entitling them to receive a dividend or other distribution in shares of Class A Common Stock, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

               (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series C Preferred Stock at least ten (10) Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

               (g) In case of any capital reorganization or reclassification or other change of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), the Corporation shall execute and deliver to each holder of Series C Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification a certificate that the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such reorganization or reclassification by a holder of the number of shares of Class A Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to such reorganization or reclassification, and provision shall be made therefor in any agreement relating to such reorganization or reclassification. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 8. The provisions of this paragraph 8(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

               (h)  In case at any time or from time to time:

                    (A) the Corporation shall declare a dividend (or any other distribution) on, or payable in, its shares of Class A Common Stock;

                    (B) the Corporation shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                    (C) there shall be any reorganization or reclassification of the Class A Common Stock, or any Merger, or any Sale, or any Initial Public Offering; or

                    (D) there shall occur any voluntary or involuntary Liquidation;

then the Corporation shall mail to each holder of shares of Series C Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Capital Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, Merger, Sale, Initial Public Offering or Liquidation is expected to become effective, PROVIDED that in the case of any Merger, Sale or any event to which paragraph 8(g) applies, the Corporation shall give at least thirty (30) days prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, reorganization, Merger, Sale or Liquidation.

               (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series C Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series C Preferred Stock.

               (j) The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Series C Preferred Stock shall be made without charge to the converting holder of shares of Series C Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series C Preferred Stock converted; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

          9. CERTAIN REMEDIES. Any registered holder of Series C Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

          10. REISSUANCE OF SERIES C PREFERRED STOCK. Shares of Series C Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock (other than Series C Preferred Stock).

          11. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, then such payment shall be made on the immediately succeeding Business Day.

          12. DEFINITIONS. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

          "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Class A Common Stock" means the Corporation's Class A Common Stock, par value $0.01 per share, or any other capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Class B Common Stock" means the Corporation's Class B Common Stock, par value $0.01 per share, or any other capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

          "Conversion Price" shall have the meaning ascribed to it in paragraph 8(a) hereof.

          "Corporation" shall have the meaning ascribed to it in the first paragraph of this Resolution.

          "Current Market Price" per share shall mean, as of the date of determination, (a) the average daily Market Price of the Class A Common Stock for those days during the period of thirty (30) Trading Days, ending on such date, and (b) if the

Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, then the Market Price on such date.

          "Initial Public Offering" shall mean a firm commitment underwritten initial public offering of the Corporation pursuant to an effective registration statement under the Securities Act.

          "IPO Effectiveness Date" means the date upon which the Corporation commences its Initial Public Offering.

          "Junior Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Liquidation" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Liquidation Amount" shall have the meaning ascribed to it in paragraph 4(a) hereof.

          "Liquidation Preference" shall have the meaning ascribed to it in paragraph 4(a) hereof.

          "Market Price" shall mean, per share of Class A Common Stock, as of the date of determination: (a) the closing price per share of Class A Common Stock on such date published in THE WALL STREET JOURNAL or, if no such closing price on such date is published in THE WALL STREET JOURNAL, then the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Class A Common Stock is then listed or admitted to trading; (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, then the last trading price of the Class A Common Stock on such date; (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, then the average of the reported closing bid and asked prices of the Class A Common Stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series C Preferred Stock, or, if no such appraiser is so chosen more than ten (10) Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series C Preferred Stock, then by an appraiser chosen by the Corporation and reasonably satisfactory to a majority of the holders of Series C Preferred Stock. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

          "Merger" shall mean (a) the merger or consolidation of the Corporation with one or more other Persons or (b) the merger or consolidation of one or more Persons into or with the Corporation, if, in the case of (a) or (b), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Pro Rata Share" shall have the meaning ascribed to it in paragraph 5(a) hereof.

          "Sale" shall mean the sale, conveyance, exchange or transfer to another Person of (a) the voting Capital Stock of the Corporation if after such sale, conveyance, exchange or transfer the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation, or (b) all or substantially all of the assets of the Corporation.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Series A Preferred Stock" means the Corporation's Series A Convertible Participating Preferred Stock, par value $0.01 per share.

          "Series B Preferred Stock" means the Corporation's Series B Convertible Preferred Stock, par value $0.01 per share.

          "Series C Preferred Stock" shall have the meaning set forth in paragraph 1.

          "Trading Day" means a day on which the national securities exchanges are open for trading.

          "Trigger Event" shall have the meaning ascribed in paragraph 5(a).

          IN WITNESS WHEREOF, EXE Technologies, Inc. has caused this certificate to be duly executed by its President this 10th day of July, 1998


                                       EXE TECHNOLOGIES, INC.



                                       By: /s/ Adam C. Belsky
                                           -----------------------------------

                                       Print Name:  Adam C. Belsky
                                                   ---------------------------
                                       Title:  Chief Financial Officer
                                              --------------------------------